FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)
Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 8, 2004, Global Crossing Limited (“GCL”), several of its subsidiaries, and several affiliates of Singapore Technologies Telemedia (“STT”), GCL’s majority shareholder, entered into a restructuring agreement (the “Restructuring Agreement”). On December 10, 2004, the parties to the Restructuring Agreement entered into an amendment thereto (the “Amendment”). A copy of the Amendment is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full herein.

The Restructuring Agreement provided, among other things, for the issuance of senior mandatory convertible notes, convertible into shares of GCL common stock (the “Mandatory Convertible Notes”), to an affiliate of STT as part of the recapitalization of GCL. The Restructuring Agreement further provided that the Mandatory Convertible Notes would have anti-dilution provisions, pursuant to which the conversion price of the Mandatory Convertible Notes would be adjusted in the event of certain issuances by GCL of equity or equity-linked securities. Pursuant to the Amendment, the parties agreed to certain limitations on such anti-dilution provisions until their approval by the shareholders of GCL in a special shareholders’ meeting to be called for the purpose of approving such provisions and ratifying the issuance of the Mandatory Convertible Notes. In addition, the Amendment provided that the indenture for the Mandatory Convertible Notes would restrict GCL from issuing equity or equity-linked securities until such shareholders’ meeting. Further, the Amendment clarified that Global Crossing (UK) Telecommunications Ltd. (“GCUK”), GCL’s principal operating subsidiary in the United Kingdom, would not be required to guarantee the Mandatory Convertible Notes.

Item 7.01 Regulation FD Disclosure

Pursuant to Regulation FD, GCL furnishes the following information:

(a)	Audited financial statements for GCUK, at December 31, 2002 and 2003 and for the three years ended December 31, 2003 and unaudited interim financial statements for GCUK at September 30, 2004 and for the nine months ended September 30, 2003 and 2004 which are filed as Exhibit 99.1 hereto and are incorporated herein in their entirety by this reference;

(b)	Management’s discussion and analysis of financial condition and results of operations of GCUK, which is filed as Exhibit 99.2 hereto and is incorporated herein in its entirety by this reference.

(c)	Risk factors concerning GCUK’s operations, which are filed as Exhibit 99.3 hereto and are incorporated herein in their entity by this reference.

All references in Exhibits 99.1, 99.2 and 99.3 to:

•	“we,” “us,” “our,” the “company,” and the “guarantor” refer to GCUK and its consolidated subsidiaries, including the “issuer”, except where expressly stated otherwise or the context otherwise requires;

•	the “issuer” and “GCUK Finance” refer to Global Crossing (UK) Finance Plc, a company organized under the laws of England and Wales and GCUK’s direct, wholly owned subsidiary;

•	“GCL,” “Global Crossing,” “our parent” and “our parent company” refer to Global Crossing Limited, the registrant that is filing this Current Report on Form 8-K;

•	“old parent company” or “old parent” refers to Global Crossing Ltd., a company formed under the laws of Bermuda and GCL’s predecessor; and

•	“BidCo,” “our immediate parent” and “our immediate parent company” are to Global Crossing BidCo Limited, a company organized under the laws of England and Wales and GCUK’s direct parent company by which it is directly wholly owned and which is indirectly wholly owned by GCL.

Item 8.01 Other Events

On December 9, 2003, when GCL emerged from bankruptcy, its subsidiary, Global Crossing North American Holdings, Inc. (“GCNAH”), issued $200.0 million aggregate principal amount of 11.0% senior secured notes due 2006 (the “Existing STT Notes”) to an affiliate of STT. On May 18, 2004, GCL, GCUK and another affiliate of STT entered into a bridge loan facility that permitted GCUK to borrow up to $100.0 million (the “STT Bridge Facility”). On October 1, 2004, GCUK drew down the remainder of the $100.0 million then available under this facility.

On October 8, 2004, GCL announced that, pursuant to the Restructuring Agreement, it agreed with certain affiliates of STT to restructure the debt outstanding under the Existing STT Notes and the STT Bridge Facility and to provide additional short-term liquidity to GCL. Under the terms of the Restructuring Agreement, as amended, the STT affiliates agreed with GCL and certain of its affiliates to:

•	increase the availability under the STT Bridge Facility by an additional $25.0 million to a maximum amount of $125.0 million; and

•	refinance the Existing STT Notes and the STT Bridge Facility as follows:

•	GCUK would complete a debt financing;

•	GCNAH would use $75.0 million of the proceeds of GCUK debt financing (plus an amount for accrued and unpaid interest) to repay $75.0 million in principal amount of the $200.0 million outstanding principal plus all of the accrued interest under the Existing STT Notes;

•	GCL would issue to certain STT affiliates $250.0 million aggregate principal amount of Mandatory Convertible Notes in exchange for GCL’s acquisition of the Existing STT Notes and the STT Bridge Facility (following the cash repayment described above);

•	the STT Bridge Facility would be settled by GCUK (following the acquisition of the STT Bridge Facility by GCL as described above); and

•	GCNAH would repurchase the Existing STT Notes from GCL by issuing non-voting stock with an aggregate fair market value of $125.0 million.

On November 2, 2004, GCL and GCUK entered into an agreement to increase the availability under the STT Bridge Facility to $125.0 million, and on November 5, 2004, GCUK drew down the additional $25.0 million. The STT affiliate that is the lender under the STT Bridge Facility agreed to defer an interest payment due on December 31, 2004 under that facility and also agreed to defer the final maturity date of the facility from December 31, 2004 until the earlier of the completion of debt financing described below and January 15, 2005.

On December 10, 2004, GCL announced that GCUK Finance, is planning to sell $350 million (currency equivalent) in senior secured notes due in 2014, denominated in U.S. dollars and British pounds sterling, through a private placement to institutional investors. The notes will be guaranteed by GCUK, and will be secured by certain of GCUK’s assets. The private placement is expected to be completed within the next two weeks.

This Current Report on Form 8-K, including the exhibits hereto, contains “forward-looking statements,” as such term is defined in Section 21E of the U.S. Securities Exchange Act of 1934. These statements set forth anticipated results based on GCL’s management’s plans and assumptions. From time to time, GCL also provides forward-looking statements in other materials that it releases to the public as well as in oral forward-looking statements. These forward-looking statements give GCL’s current expectations or forecasts of future events. They do not relate strictly to historical or current facts. GCL tries, wherever possible, to identify these forward-looking statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and similar expressions in connection with any discussion of future operating or financial performance or strategies.

GCL does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures GCL makes on related subjects. GCL provides a discussion of risks and uncertainties related to GCL’s businesses in Exhibit 99.3 hereto. These are factors that GCL believes, individually or in the aggregate, could cause its actual results to differ materially from expected and historical results. However, it is not possible to predict or identify all such factors. Consequently, the factors set forth in Exhibit 99.3 are not a complete discussion of all potential risks or uncertainties.

GCL cannot guarantee that any forward-looking statement will be realized. GCL’s achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected.

Item 9.01(c) Exhibits

Exhibit 10	Amendment No. 1 to Restructuring Agreement, dated as of December 10, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd.
Exhibit 99.1	Audited financial statements for GCUK at December 31, 2002 and 2003 and for the three years ended December 31, 2003 and unaudited interim financial statements for GCUK at September 30, 2004 and for the nine months ended September 30, 2003 and 2004.

Exhibit 99.2	Management’s discussion and analysis of financial condition and results of operations of GCUK.

Exhibit 99.3	Risk factors concerning GCUK’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004

GLOBAL CROSSING LIMITED

By:	/s/ Daniel O’Brien
Name: Title:	Daniel O’Brien Executive Vice President and Chief Financial Officer